EXHIBIT 10.1

OMNIBUS AMENDMENT TO
CHIRON GUERNSEY HOLDINGS L.P. INC.
EXECUTIVE EQUITY INCENTIVE PLAN
PROFITS INTEREST UNIT AWARD AGREEMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of July 23, 2015, amends each Profits Interest Unit Award Agreement (each, an “Agreement”) outstanding as of the date hereof under the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan (as amended from time to time, the “Plan”) and is entered into by Chiron Holdings GP, Inc., the general partner of Chiron Guernsey Holdings L.P. Inc. (the “General Partner”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the applicable Agreement or the Plan, as applicable.

WHEREAS, the General Partner desires to amend each Agreement to amend the vesting terms applicable to the Performance Vesting Units; and

WHEREAS, the General Partner, acting pursuant to Section VII of the Plan, is permitted to amend each Agreement as set forth herein.

NOW, THEREFORE, the General Partner agrees as follows:

1.	Section 2(b) of each Agreement shall be amended and restated in its entirety to read as follows:

◦
1/3 of the Performance Vesting Units will vest upon the later of (x) the Sponsors receiving aggregate cash amounts representing a multiple of cumulative Sponsor invested capital (excluding, for the avoidance of doubt, any Participant investments in Class A-2 Interests of the Partnership) (“MOIC”) equal to 1.5x and (y) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization (as defined below);

◦
1/3 of the Performance Vesting Units will vest upon the later of (x) the Sponsors receiving aggregate cash amounts representing a MOIC equal to 2.0x and (y) (if not having previously occurred) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization; provided, that to the extent that the Sponsors receive aggregate cash amounts representing a MOIC between 1.5x and 2.0x, proportionate vesting shall apply such that the Participant shall vest in a number of Performance Vesting Units equal to:

▪	the product of 1/3 of the Performance Vesting Units multiplied by (x)(A) the actual MOIC achieved minus (B) 1.5x,

▪	divided by (y) 0.5; and

◦
1/3 of the Performance Vesting Units will vest upon the later of (x) the Sponsors receiving aggregate cash amounts representing a MOIC equal to 2.5x and (y) (if not having previously occurred) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization; provided, that to the extent that the Sponsors receive aggregate cash amounts representing a MOIC between 2.0x and 2.5x, proportionate vesting shall apply such that the Participant shall vest in a number of Performance Vesting Units equal to:

▪the product of 1/3 of the Performance Vesting Units multiplied by (x)(A) the actual MOIC achieved minus (B) 2.0x,
▪divided by (y) 0.5.

The General Partner shall determine what MOIC, if any, is attained in respect of the aggregate cash amounts received by the Sponsors.

If not previously forfeited, unvested Performance Vesting Units shall be forfeited upon the Final MOIC Measurement Date.

For purposes of calculating MOIC, Marketable Securities shall be treated as cash.

“Qualifying Leveraged Recapitalization” shall mean one or more leveraged recapitalizations of the Partnership resulting in aggregate distributions to the Partners in an amount equivalent to a MOIC of 1.5x.

2.	All references in each Agreement to the “Agreement” shall mean such Agreement as amended by this Amendment.

3.	All provisions of each Agreement that are not expressly amended by this Amendment shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the General Partner has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

CHIRON HOLDINGS GP, INC.

By: /s/ William J. Gumina
Name:    William J. Gumina
Title:    President